Exhibit 99.1
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TEXT OF PRESENTATION AT BEAR STEARNS 2002 ENTERTAINMENT, MEDIA & INFORMATION
CONFERENCE ON MARCH 5, 2002.

The company's presentation is accessible to the public on the company's Web site, meredith.com. It will remain there until March 12, 2002.


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Bill Kerr
----------
Good morning. Thanks to Kevin Gruneich and Victor Miller for inviting us to present today. With me are Steve Lacy, our Publishing Group president; Kevin O'Brien, our Broadcasting Group president; and Suku Radia, our chief financial officer.



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Before beginning, let me remind you to read the safe harbor information on your copy of the slides.



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Today we will give you an overview of our growth strategies in our two operating groups, as well as a look at our strong financial position. Let me begin with a brief discussion of how Meredith is well positioned for the economic recovery that we hope will soon become a reality.

First, we have tremendous assets, led by our flagship Better Homes and Gardens brand. We are America's leading home and family media and marketing company. In this post September 11 world, home and family, always of keen interest to the American public, have taken on even greater importance.

That advantage is evident in both our publishing and broadcasting operations, as we continue to build share despite the advertising recession. Also, we are now in the seventh quarter of a disciplined cost-reduction program that has resulted in a leaner, more nimble organization.

Steve and Kevin will expand upon how we are making targeted, strategic investments that are crucial to our long-term success and viability.

Finally, we've always placed a priority on maintaining a strong balance sheet. Suku will detail our ongoing efforts to retire debt and buy back shares.

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As you can see from this chart, 2001 was extremely difficult for the entire magazine industry, just about double the impact of the 1991 recession.



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This illustrates how we've managed our way through this difficult period.
According to PIB figures, our ad pages declined 3 percent in calendar 2001, compared to an average decline of 11.6 percent for the Top 50 publishers, and the overall PIB average of nearly 17 percent.



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On the broadcasting side, once again, the recession was very deep.  However, as you can see, we've moved from significantly trailing our peers to slightly outperforming them, albeit in a down economy.

We are overhauling our broadcasting business with Kevin at the helm. He joined us last November with over 30 years in broadcasting, and we believe he is one of the best in the business. He has a great reputation of producing results.



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Obviously, we aren't content with declines in advertising, even if they are less severe than our peers. But our performance reflects that our aggressive marketing strategies in publishing, as well as our local marketing efforts in broadcasting, are having a positive impact, helping us build market share in a tough economy.

Now, I'll turn it over to Steve, who will discuss our leadership role in the home and family publishing market and then he will discuss our diversified revenue streams.








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Steve
-----
Thanks Bill. I'll begin with a look at the opportunities that today's marketplace presents for our company. The commitment by consumers to their home lives is stronger today than in recent years.

As we enter our 100th year, our service journalism approach is more vital than ever. We primarily serve baby boom Americans focused on their homes and families. Over the course of a year, Meredith publications reach nearly half of American homeowners and two thirds of baby boom women with children.

Additionally, Meredith magazines, our database and our integrated marketing business are key resources for our corporate clients. They understand that Meredith has a unique ability to reach their customers.



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The marketplace is also presenting new opportunities in major new segments.
Here are two groups that we are particularly well-equipped to serve:

Household formations at the young end of the age spectrum will increase significantly during this decade as the "Generation Y" children of Baby Boomers move into their 20s and 30s and out on their own. That's why we're encouraged about our new product development activity intended to serve this generation. These are also the future readers of our existing titles, so we want to introduce them to our company early.

Empty nester households in unprecedented numbers -- populated by the Baby Boom -- will increase by more than 45 percent by 2010. Our MORE magazine is an example of a new product that helps define and enrich this "third age" (40-64) lifestage.














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



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Now that you have a better understanding of our markets, let me outline the growth strategies of our Publishing Group. I'll begin with our initiatives to grow advertising revenues, focusing on our individual magazines and Meredith Corporate Solutions.

Then I'll take a look at our initiatives to grow non-advertising revenues through circulation, Special Interest Publications, books, integrated marketing and brand licensing.



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To set the stage for our advertising discussion, let's look at some share data for Better Homes and Gardens and Ladies' Home Journal in the women's service field.

For the 12-month period ending with the January 2002 issues, they delivered a combined share of over 39 percent, up a point over the same period a year ago. In this field, a point translates into a meaningful amount of revenue.

They remain two of the most valuable brands in the media marketplace today. For example, Better Homes and Gardens just achieved its largest April issue ever, with more than 200 ad pages. And the April issue of Ladies' Home Journal was its largest issue since November 1999, with 131 ad pages.



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Country Home and Traditional Home are very powerful properties as well.  You can see their indexed advertising revenues here versus their key competitors.

Country Home's March/April issue was up 11 percent in advertising revenue versus a year ago.

We will publish Traditional Home eight times in calendar 2002, versus six times in calendar 2001. We have raised its rate base to 825,000. That makes Traditional Home's rate base the second highest in the upscale home furnishings category, ahead of ARCHITECTURAL DIGEST.

In addition, we are seeing strong performance by Midwest Living. Ad revenues from its March/April issue were the highest in the title's 15-year history.



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MORE, a lifestyle magazine focused on affluent women who are over 40, is our newest launch. Advertising revenues were up more than 50 percent for the second quarter and the year-to-date. We will move its rate base from 700,000 to 750,000 in September 2002.



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We are encouraged about our progress on Living Room.  It is a lifestyle and decorating publication that targets women in their late 20s and 30s. This is a great opportunity given the growth of generation Y, which I mentioned earlier.

We have tested the magazine extensively over the last several months. We're planning a circulation test this summer and we'll publish another newsstand test issue in the fall of 2002. By the spring of 2003, we should know whether we're going to formally launch the magazine.



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Meredith Corporate Solutions is the organization we created to sell advertising across our magazines.

However, it often sells other services throughout the company. For example, Meredith Corporate Solutions recently was selected to implement a comprehensive multi-media marketing campaign for Clarinex. The program features branded inserts that will run in Meredith magazines, a 1.5 million-piece direct mail campaign, a major interactive component, and advertising on Meredith television stations.



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With that look at our advertising growth strategies, let me describe our initiatives to grow non-advertising revenues through circulation, Special Interest Publications, books, integrated marketing and brand licensing.






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Our strong magazine brands are supported by our dedication to building circulation.

Our circulation mailings generate strong response rates for two primary reasons. First, our database helps to target more names more effectively.

Second, our creative content is strong. This slide shows a typical Meredith mailing versus typical mailings by two of our competitors.



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Turning to newsstand sales, for the first 11 months of calendar 2001 versus the same period a year earlier, we expanded our newsstand revenues at a significantly greater rate than the industry. Additionally, our unit sales increased while the overall industry declined.



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We continue to make significant progress in our initiative to generate magazine orders online.

Today, the industry cost of acquiring a subscription through direct mail is about $20. We believe over time we can reduce our subscription acquisition costs to a fraction of that level by shifting orders to the Internet.

Our goal is to generate 1.5 million online subscriptions by 2003. We are on track to meet and likely exceed our three-year goal.















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Our special interest publications are sold primarily on newsstands, providing the group's chief revenue source. In fiscal 2001, we published 46 titles and 120 issues. Together, they are the No. 2 profit center in our Publishing Group.

To build on that, we have also begun to increase advertising in these publications, offering clients group buys in specific areas, such as decorating, remodeling, gardening and food. We're encouraged by the initial response to this program.



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Despite the difficult economy, our book operation recently completed its best
January ever and we see opportunity for additional revenue growth.

We released Making a Home this past fall under the Better Homes and Gardens brand. We're pleased with initial sales of this title.

This fall we'll release the 12th edition of the Better Homes and Gardens New Cook Book, and in the spring of 2003 we'll release an updated version of the New Decorating Book.

We also help extend the brands of other companies, including The Home Depot, Scotts, Waverly and Jo-Ann Stores.



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In our integrated marketing business, we are focused on building in-depth strategic relationships with our clients. We are a leader in this marketplace, and we expect to expand this revenue stream in the future.

This slide shows some examples of these relationships.










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A couple of weeks ago we secured a major piece of new business from
DaimlerChrysler. We will be producing customer loyalty magazines for the Chrysler, Dodge, and Jeep brands. The combined circulation for the entire project, which will kick-off in our next fiscal year, is more than 6 million.



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We also see opportunity in brand licensing.  We currently have a sizable garden and outdoor living brand licensing relationship with Wal-Mart.

Building on that strong base, we engaged Moda International to assist us in developing and executing an expanded brand licensing program for Better Homes and Gardens. This slide highlights the categories where we have consumer permission to participate at retail, including decorating, seasonal products, and building and remodeling.

Now, I'll turn it over to Kevin for a look at our Broadcasting Group.



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Kevin
-----
Thanks Steve.

First, Meredith's markets are outstanding. Eight of our 12 stations are located in the nation's top-36 markets. And, the majority of them are located in fast-growing regions, with our top-three markets -- Atlanta, Phoenix and Orlando -- among the most attractive in the nation.

While the group's financial performance is clearly unsatisfactory, our revenue performance outpaced the industry in calendar 2001, according to TvB figures. This is an indication that the local sales initiatives underway when I joined the company are beginning to pay off. This is a good start, but we can do more.








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Here's a look at my priorities for the Broadcasting Group.  I'll go through each one in detail.



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First, I believe it is critical to establish the KOB (Kevin O'Brien) culture at each of our stations.

I expect each of my stations to strive for No. 1 status in sales, ratings and news. I achieved that when I managed KTVU in San Francisco, one of the nation's leading FOX affiliates. So I know it's possible.

Part of changing the culture is changing leadership at our stations. We are in the process of recruiting new leadership at three of our key stations, Atlanta, Phoenix and Las Vegas.

Obviously I can't guarantee that all 12 of our stations will be No. 1 in sales, ratings and news all the time. However, I believe I can instill a culture in the group that will make it possible to get there, a culture that is focused on winning.



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We are beginning to see some of those wins.

Our six FOX affiliates had strong Super Bowl sales. Revenues for the game were up more than 50 percent as compared to 1999, when FOX last carried the Super Bowl.

WGCL, our Atlanta CBS affiliate, has gained share for the past seven quarters. It has gained nearly two points of share so far in 2002. In Orlando, WOFL has gained share for the past four quarters. We are also seeing improvements at many of our other stations, with 10 of our 12 stations showing market share gains in our second fiscal quarter.

We are seeing the results of our efforts to improve our lineup of syndicated programming. For example, Everybody Loves Raymond has been a big hit for WGCL. It doubled our rating in the 7:30 p.m. time period as compared to a year ago, even against the Olympics.



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We are beginning to see the results of our efforts to increase local advertising.

In the second quarter of our fiscal year, our local advertising, excluding political, was up 8 percent compared to the prior-year quarter. That compares to an average decline of 9 percent at stations reporting to TvB.

We continue to expand the local advertising bases of our stations by attracting clients that are new to television, or even new to advertising.

We are keeping our sales teams focused on growing our revenue share. Every employee is charged with generating revenues or supporting our sales function. That means everyone from news anchors to general managers will make sales calls to help in this area.



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Turning to news, continued improvement in ratings is essential at all of our stations.

To improve news across our station group, we hired two of the most respected
research and consulting firms in the industry   Magid and Smith Geiger.  They
are beginning to conduct research in each of our markets to help us gain a greater understanding of what viewers want, and how we can and will deliver it to them.

We've also added Mark Berryhill as vice president of news. Mark brings more than 17 years of broadcasting experience to this newly created position and a strong track record from his work at KRON-TV in San Francisco and other leading stations.

There is major potential at our stations in Atlanta and Phoenix. Both are CBS affiliates, and they are our two largest markets. Right now, both of these stations rank low in news in their markets and I see that as a great opportunity.










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And finally, recent court decisions and potential regulatory changes in the broadcasting industry could bring us opportunities to realign our station portfolio.

However, right now, my top priority is improving the performance of our stations, and I believe we are on the right track to accomplish that.

With that, I'll turn it over to Suku to outline our strong financial position and update our earnings outlook.



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SUKU
----
Thanks Kevin.

Let me begin by showing you our strong history of earnings per share growth. We slowed in fiscal 2001 because of the advertising recession. However, we expect to restore EPS growth as our revenue growth and cost-reduction initiatives kick in and -- more importantly -- as the industry recovers from the current advertising recession.



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We continue to be a strong generator of cash, allowing us to make investments in our business, reduce our debt level and repurchase shares. Our debt outstanding at the end of calendar 2001 year was $425 million. We have retired $105 million of debt in the last two calendar years. We have continued to maintain a low debt-to-EBITDA ratio.

We are looking into refinancing alternatives with respect to our current debt structure because of the favorable interest environment and our expiring revolving debt facility. We expect to complete this refinancing prior to the maturity of the variable rate revolving credit facility due on May 31, 2002.








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As I mentioned a moment ago, the other major use of cash is our share repurchase program. In the last three calendar years, we have spent $130 million buying back our shares, and we remain committed to our repurchase program.



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Now, I'll touch briefly on FASB 142.  Since we are a fiscal year company, our mandatory adoption of this accounting pronouncement is in our next fiscal year which will begin on July 1, 2002.

There are still some outstanding issues for broadcasters. For example, there has been no guidance as to whether the reporting unit is each individual station or the entire Broadcasting Group. The definition could have a material impact on any impairment charge that we may have to report. Further, there has also been no formal guidance as to whether network affiliation agreements are an intangible asset with an indefinite useful life.

In our case, the amount of discontinued amortization for goodwill and FCC licenses will be 24 cents per share starting in our next fiscal year. If network affiliation agreements are no longer subject to amortization, the 24 cents will rise to 32 cents per share.



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While advertising revenues are still pacing lower, the declines are less severe than in our second fiscal quarter. Third quarter publishing advertising pages and revenues are both running down in the mid-single digits. Broadcast pacings are running down in the low-single digits. Remember, broadcasting pacings are a snapshot in time and change frequently.

While the continuing uncertainty and volatility of the economic climate make precise guidance difficult, we are comfortable with the First Call consensus estimate of 28 cents per share for our third fiscal quarter.

Once again, this estimate excludes any impact due to the adoption of FASB 142.

With that I'll turn it back to Bill for our conclusion and the Q&A.




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BILL
----
Thanks Suku.  I'll close by providing some investment highlights.

-- We are the leading media company serving the home and family market.
-- We are successfully leveraging our leading media brands, our resources and our reputation in the home and family market to expand our revenue streams. -- We are growing and enhancing our publishing business through brand management and technology.
-- We see a major development opportunity in broadcasting.
-- And finally, we are committed to maintaining a strong financial position, generating significant cash flows, and producing profitable returns for shareholders.

At this time we'll be happy to take your questions.


































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INFORMATION RELATING TO
FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements and/or network affiliation relationships; technological developments affecting products or methods of distribution such as the Internet or e-commerce; changes in government regulations affecting the company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions.
































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